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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Phoenix Footwear Group, Inc. on Form S-8 of our report dated February 6, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the change in accounting resulting from the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), appearing in the Annual Report on Form 10-K of Phoenix Footwear Group, Inc. for the year ended December 27, 2003.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
June 10, 2004